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CUSIP NO. 595077108                                         Page 21 of 21 Pages


EXHIBIT 2

                             JOINT FILING AGREEMENT

     In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a Statement on Schedule 13D (including amendments thereto) with regard to the common stock, par value $0.01 per share, of Micrografx, Inc., and further agree that this Joint Filing Agreement be included as an Exhibit to such joint filings. In evidence thereof, the undersigned, being duly authorized, hereby execute this Agreement as of the 26th day of July, 2001.

                              THE LAKE FUND

                              By: /s/ O. Heijn
                                  ------------
                                  General Partner


                              THE OCEAN FUND

                              By:   /s/ O. Heijn
                                    ------------
                                  General Partner


                              PLEVIER BELEGGINGEN B.V.

                              By: /s/ O. Heijn
                                  ------------
                                  Managing Director